   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 1, 2006.
                                                         REGISTRATION NO. 333-__

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                 EDO CORPORATION
             (Exact name of Registrant as specified in its charter)

                           60 EAST 42ND STREET, 42ND FLOOR
                                 NEW YORK, NY 10165              11-0707740
        NEW YORK                (Address of principal         (I.R.S. Employer
(State of Incorporation)    executive offices) (Zip Code)    Identification No.)

                  EDO CORPORATION 2006 LONG-TERM INCENTIVE PLAN
                            (Full Title of the Plan)

                              Lisa M. Palumbo, Esq.
              Senior Vice President, General Counsel and Secretary
                                 EDO Corporation
                         60 East 42nd Street, 42nd Floor
                               New York, NY 10165
                                 (212) 716-2000
(Name, address, and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------
         TITLE OF                                      PROPOSED            PROPOSED
        SECURITIES                 AMOUNT              MAXIMUM             MAXIMUM           AMOUNT OF
           TO BE                    TO BE              OFFERING           AGGREGATE        REGISTRATION
        REGISTERED               REGISTERED        PRICE PER SHARE      OFFERING PRICE          FEE
-------------------------------------------------------------------------------------------------------
Common Shares of EDO
   Corporation, par value
   $1.00 per share.          1,200,000 shares(1)       $21.97(2)       $25,920,000.00(2)     $2,773.44
-------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Common Shares which become issuable under the EDO Corporation 2006 Long-Term Incentive Plan (the "LTIP Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant.

(2) Computed pursuant to Rule 457(h) solely for the purpose of determining the registration fee, based upon an assumed price of $21.97 share, the average of the high and low sale prices of the Registrant's Common Shares as reported on the New York Stock Exchange on November 17, 2006.

================================================================================

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

          Information required in Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act") is not required to be filed with the Securities and Exchange Commission (the "Commission") and is omitted from this Registration Statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents, heretofore filed by EDO Corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement, except as superseded or modified as described herein:

          a. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed on March 1, 2006, which contains audited financial statements for the Registrant.

          b. All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the financial statements in the Form 10-K referred to in the clause (a) above since January 1, 2006;

          c. The description of the Registrant's Common Shares contained in the Registrant's registration statement on Form S-2, filed pursuant to Section 12 of the Exchange Act with the Commission on June 9, 1983.

          d. The description of the Registrant's Common Shares contained in the Registrant's registration statement on Form S-3, filed pursuant to Section 12 of the Exchange Act with the Commission on September 21, 2001.

          e. The description of the Registrant's Common Shares contained in the Registrant's registration statement on Form S-3/A, filed pursuant to Section 12 of the Exchange Act with the Commission on January 26, 2004.

          f. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

          Any statement contained in an incorporated document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other incorporated document subsequently filed, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

          The Company's Senior Vice President, General Counsel and Secretary, Lisa M. Palumbo has passed upon the validity of the shares of EDO Corporation Common Shares to be issued under the LTIP Plan identified above. Ms. Palumbo beneficially owns, or has right to acquire, an aggregate of less than 1% of EDO Corporation's outstanding Common Shares.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          With certain limitations, Sections 721 through 726 of the Business Corporation Law of the State of New York permit a corporation to indemnify its directors and officers made, or threatened to be made, a party to an action or proceeding by reason of the fact that such person was a director or officer of such corporation unless a judgement or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberative dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact financial profit or other advantage to which he or she was not legally entitled.

          Section 402(b) of the Business Corporation Law of the State of New York permits New York corporations to eliminate or limit the personal liability of directors to the corporation or its shareholders for damages for any breach of duty in such capacity except liability (i) of a director (a) whose acts or omissions were in bad faith, involved intentional misconduct or a knowing violation of law, (b) who personally gained a financial profit or other advantage to which he or she was not legally entitled or (c) whose acts violated certain other provisions of New York law or (ii) for acts or omissions prior to May 4, 1988.

          The Registrant's by-laws provide the indemnification of any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of Registrant to procure judgement in its favor), whether civil or criminal, including an action by or in the right of any other corporation which any director or officer of the Registrant served in any capacity at the Registrant's request, by reason of the fact that he, his testator or intestate, was a director or officer of the Registrant, or served such other corporation in any capacity, against judgements, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service of any other corporation, not opposed to, our best interests and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

          The Registrant shall indemnify any person made, or threatened to be made, a party to an action by or in the right of the Registrant to procure a judgement in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of any other company, against amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred by him in connection with the defense or settlement of such action, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service of any other corporation, not opposed to, the best interests of the Registrant, except that no indemnification shall be made in respect of a threatened action, or a pending action which is settled or otherwise disposed of, or any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

          The Registrant also has indemnification agreements with each of its directors and executive officers which set forth the terms stated in the paragraph above for each individual. A form of these indemnification agreements is incorporated by reference to Exhibit 10(d) to our Annual Report on Form 10-K for the year ended December 31, 1996.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8. EXHIBITS.

          Reference is made to the Exhibit Index which appears on page 8 of this Registration Statement and is incorporated herein and filed as a part hereof.

ITEM 9. UNDERTAKINGS.

     Undertakings required by Item 512(a) of Regulation S-K:

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Undertakings required by Item 512(b) of Regulation S-K:

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Undertakings required by Item 512(h) of Regulation S-K:

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on this 30th day of November, 2006.

                                        EDO CORPORATION


                                        By: /s/  James M. Smith
                                            ------------------------------------
                                        James M. Smith
                                        Chairman, President and Chief Executive
                                        Officer

                                POWER OF ATTORNEY

          KNOW TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James M. Smith and Lisa M. Palumbo (with full power to each of them to act alone) as his attorney-in-fact, with full power of substitution and resubstitution, for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement and to file the same with the Securities and Exchange Commission, granting unto him full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that he, or his agent or substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date indicated.

              SIGNATURE                                  TITLE                           DATE
              ---------                                  -----                           ----


/s/  James M. Smith                                                               November 30, 2006
-------------------------------------                                             -----------------
James M. Smith                          Chairman, President and Chief Executive   Date
                                        Officer and Director (Principal
                                        Executive Officer)


/s/  Frederic B. Bassett                                                          November 30, 2006
-------------------------------------                                             -----------------
Frederic B. Bassett                     Senior Vice President - Finance,          Date
                                        Treasurer, and Chief Financial Officer
                                        (Principal Financial and Accounting
                                        Officer)


/s/ Robert E. Allen                                                        November 30, 2006
-------------------------------------                                      -----------------
Robert E. Allen                         Director                           Date


/s/ Robert Alvine                                                          November 30, 2006
-------------------------------------                                      -----------------
Robert Alvine                           Director                           Date


/s/ Robert M. Hanisee                                                      November 30, 2006
-------------------------------------                                      -----------------
Robert M. Hanisee                       Director                           Date


/s/ Michael J. Hegarty                                                     November 30, 2006
-------------------------------------                                      -----------------
Michael J. Hegarty                      Director                           Date


/s/ Paul J. Kern                                                           November 30, 2006
-------------------------------------                                      -----------------
Paul J. Kern                            Director                           Date


/s/ Leslie F. Kenne                                                        November 30, 2006
-------------------------------------                                      -----------------
Leslie F. Kenne                         Director                           Date


/s/ Ronald L. Leach                                                        November 30, 2006
-------------------------------------                                      -----------------
Ronald L. Leach                         Director                           Date


/s/ James Roth                                                             November 30, 2006
-------------------------------------                                      -----------------
James Roth                              Director                           Date


/s/ Robert S. Tyrer                                                        November 30, 2006
-------------------------------------                                      -----------------
Robert S. Tyrer                         Director                           Date


/s/ Robert Walmsley                                                        November 30, 2006
-------------------------------------                                      -----------------
Robert Walmsley                         Director                           Date


-------------------------------------                                      -----------------

                                  EXHIBIT INDEX

Exhibit
Number                                  Description
-------                                 -----------
   5.1     Opinion of Lisa M. Palumbo, Esq.

  10.1     EDO Corporation 2006 Long-Term Incentive Plan.

  23.1    Consent of Ernst & Young LLP.

  23.2    Consent of Lisa M. Palumbo, Esq. (included in Exhibit 5.1)

  24.1    Power of Attorney (included on signature page).